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                                                                    EXHIBIT 23.2

             CONSENT OF INDEPENDENT REGISTERED PUBIC ACCOUNTING FIRM


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46874, 333-86785 and 333-59582) of Liquid
Audio, Inc. (currently known as L Q Corporation, Inc.) of our report dated March 21, 2005 with respect to the financial statements and schedule of the Company included in the Annual Report (Form 10-K) for the year ended December 31, 2004 and 2003.

/s/ Rothstein Kass & Company, PC

Roseland, New Jersey
March 21, 2005